March 29, 2018

David J. Hegarty
[address]

Dear David:

You and The RMR Group LLC (“RMR”) are entering into this letter agreement (this “Agreement”) to confirm the terms and conditions of your retirement from RMR on September 30, 2018 or such earlier date you elect as provided below (the “Retirement Date”).

I.TRANSITION PERIOD AND RETIREMENT

A.Resignation from RMR. You will continue to serve as an Executive Vice President of RMR until April 30, 2018 as of which date you will resign as an Executive Vice President of RMR and from any other officer positions you hold within RMR and any of its managed companies, including Senior Housing Properties Trust (“SNH”). You will continue to serve as an employee of RMR until the Retirement Date in order to transition your duties and responsibilities to your successor(s).

B.Payments until the Retirement Date. Until April 30, 2018, you will receive base salary from RMR at a rate of $300,000 per annum, payable consistent with past practices. From May 1, 2018 until the Retirement Date, RMR will pay your base salary at a rate of $10,000 per month. Subject to any contribution required by you consistent with past practices, RMR will also maintain and provide all your current insurance and employee benefits until the Retirement Date.

C.Retirement and Transition Responsibilities. From May 1, 2018 until the Retirement Date, you will work towards the orderly transition of your responsibilities and use all reasonable efforts to assist in training your successor(s). It is understood that you may not come into the office every day. You may elect to accelerate the Retirement Date from September 30 to any date after April 30 by giving ten (10) business days prior written notice to RMR.

D.Licensing. As soon as practicable after this Agreement is executed, RMR will take all reasonable steps and work with its managed companies to the best of its ability to remove you from all healthcare, liquor and other licenses and to notify you of same in writing thereafter. You agree to cooperate with all such efforts.

E.Payments and Benefits on the Retirement Date. On the Retirement Date, RMR will pay your unpaid wages for the period through the Retirement Date, subject to all usual and applicable taxes and deductions. Your health insurance on RMR’s group plan and your other employee benefits will terminate on the Retirement Date. To continue any health insurance beyond the Retirement Date, you must complete a continuation of coverage (COBRA) election form and make timely payments for coverage. Information regarding COBRA will be mailed to you.

F.Retirement Benefits. Provided you sign and do not revoke the Waivers and Releases of Claims attached as Exhibit A and Exhibit B and you satisfactorily perform your transition responsibilities, you will receive the following additional retirement payments and benefits:

(1)Cash Payments. RMR will pay you a lump sum payment of $1,250,000, subject to applicable deductions, no later than two business days after the expiration of the revocation period set forth in the Waiver and Release of Claims attached as Exhibit A and a second lump sum payment of $1,250,000, subject to applicable deductions, no later than two business days after the expiration of the revocation period set forth in the Waiver and Release of Claims attached as Exhibit B, which document will be provided to you again on the Retirement Date.

(2)RMR and RMR Managed Company Share Grants.

a.Sometime before the Retirement Date, RMR will recommend to the Board of Directors of RMR Inc. and to the Boards of Trustees and Boards of Directors of Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, SNH, Travel Centers of America LLC and Five Star Senior Living Inc. (together, the “RMR Managed Companies”) that all of your existing stock grants vest (which vesting includes the lifting of any restrictions) immediately in full upon the Retirement Date and that you be permitted to settle any resulting tax liability with vesting shares, commonly referred to as “net share settlement,” on a company-by-company basis. RMR will cooperate with you in removing any restrictive legends from your vested shares in the RMR Managed Companies.

b.You agree for the benefit of RMR Inc. or the applicable RMR Managed Company, as the case may be, that, as long as you own the shares referenced above in 2(a) in RMR Inc. and/or the RMR Managed Companies, your shares shall be voted at any meeting of the shareholders of RMR Inc. and/or the RMR Managed Companies or in connection with any consent solicitation or other action by shareholders in favor of all nominees for director and all proposals recommended by the Board of Directors or Trustees in the proxy statement for such meeting or materials for such written consent or other action. This obligation does not apply to your estate. If your shares are not voted in accordance with this covenant and such failure continues after notice, you agree to pay liquidated damages to RMR Inc. and/or the applicable RMR Managed Company in an amount equal to the market value of the shares not so voted. For the avoidance of doubt, this provision is for the benefit of RMR Inc. and each RMR Managed Company only with respect to your shares in such company and is not an agreement with RMR.

c.You understand and agree that, although the RMR Code of Business Conduct and Ethics will no longer apply to you after the Retirement Date, you are subject to all laws and regulations with respect to all of your shares in RMR Inc. and the RMR Managed Companies, including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning RMR Inc. and the RMR Managed Companies.

(3)Mobile Phone Number. At your request, RMR agrees to consent to and cooperate with you in the transfer to you of the mobile phone number (No. (617) ***-****), and to pay for any costs associated with such transfer (except that you will be responsible for the cost of replacement equipment and service). You agree to be responsible for all cell phone payments for service after the Retirement Date.

II.	TAX PROVISIONS

You agree that you shall be responsible and will pay your own tax obligations and/or liabilities created under state or federal tax laws by this Agreement.

III.	INTERNAL ANNOUNCEMENT AND LETTER OF REFERENCE

RMR’s President and Chief Executive Officer will send an email to all employees of RMR regarding your retirement, the timing and content of which shall be subject to your reasonable approval. Following the Retirement Date and provided you sign, return and do not revoke the Waiver and Release of Claims attached as Exhibit B, RMR further agrees to provide you with a letter of reference from RMR’s President and Chief Executive Officer in the form attached to this Agreement as Exhibit C.

IV.	CONFIDENTIALITY

You agree that, unless otherwise agreed, on or before the Retirement Date, you will return to RMR all property of RMR including, but not limited, to all documents, records, materials, software, equipment, personal service devices, building keys or entry cards, and other physical property that have come into your possession or been produced by you in connection with your employment with RMR. You may retain the iPhone issued to you by RMR. You agree that RMR may delete all information related to any RMR Managed Company from the cell phone immediately after the Retirement Date, unless we otherwise agree.

In addition, you shall not at any time reveal to any person or entity, except to employees of RMR who need to know such information for purposes of their employment or as otherwise authorized by RMR in writing, any confidential information of RMR or any RMR Managed Company, including, but not limited to confidential information regarding (i) the marketing, business and financial activities and/or strategies of RMR or any RMR Managed Company and their respective affiliates, (ii) the costs, sources of supply, financial performance, projects, plans, branding, acquisition or dispositions, proposals and strategic plans of RMR or any RMR Managed Company and their respective affiliates, and (iii) information and discussions concerning any past or present lawsuits, arbitrations or other pending or threatened disputes in which RMR or any RMR Managed Company or their respective affiliates is or was a party.

Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited, to the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of RMR to make any such reports or disclosures and you are not required to notify RMR that you have made such reports or disclosures.

V.	NON-DISPARAGEMENT

You agree not to make harmful or disparaging remarks, written or oral, concerning RMR or any of the RMR Managed Companies, or any of its or their respective directors, officers, trustees, employees, agents or service providers. RMR agrees to instruct its executive officers not to make any harmful or disparaging remarks, written or oral, concerning you. Nothing in this provision shall prevent you or RMR from testifying truthfully in connection with any litigation, arbitration or administrative proceeding when compelled by subpoena, regulation or court order.

VI.	NON-SOLICITATION

You agree that for five (5) years following the Retirement Date, you will not directly or indirectly, without the prior written consent of RMR, solicit, attempt to solicit, assist others to solicit, hire, or assist others to hire for employment any person who is, or within the preceding six (6) months was an employee of RMR or any RMR Managed Company. Nothing herein shall prevent you from providing performance references for current or former employees of RMR when requested to do so.

VII.	BREACH OF SECTIONS IV, V OR VI

The parties agree that any material breach of Sections IV, V or VI of this Agreement will cause irreparable damage to the non-breaching party and that, in the event of such a material breach or threatened material breach, the non-breaching party shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder. The parties agree that, in the event that any provision of Section IV, V, or VI shall be determined by any court of competent jurisdiction or arbitration panel to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

VIII.	COOPERATION

After the Retirement Date and until September 30, 2019, upon the request of RMR, you agree to make yourself reasonably available to provide any additional transitional services at a rate of $250 per hour, plus reimbursement of any approved out-of-pocket expenses. However, nothing herein shall unreasonably interfere with any of your obligations to a future employer. Any such services shall be deemed a consultancy and you shall perform such services as an independent contractor, assuming all applicable tax obligations. You acknowledge that as an independent contractor you will not be eligible for any benefits afforded employees of RMR.

Without limitation as to time, you further agree to cooperate with RMR, at reasonable times and places, with respect to all matters arising during or related to your continuing or past employment, including, without limitation, all formal or informal matters in connection with any government investigation, internal investigation, litigation, regulatory or other proceeding which may have arisen or which may arise. RMR will reimburse you for all reasonable out-of-pocket expenses (not including lost time or opportunity). RMR will provide appropriate legal representation for you in a manner reasonably determined by RMR.

IX.	INDEMNIFICATION AND DEFENSE

Any and all indemnification agreements you have from RMR and any RMR Managed Companies continue to provide for the respective parties’ rights and obligations with respect to the matters set forth therein. Further, you will maintain any rights you have to indemnification and defense under any bylaws or insurance policies by RMR as well as any rights you have under the common law.

X.	NON-WAIVER

Any waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

XI.	NON-ADMISSION

The parties agree and acknowledge that the considerations exchanged herein do not constitute and shall be not construed as constituting an admission of any sort on the part of either party.

XII.	NON-USE IN SUBSEQUENT PROCEEDINGS

The parties agree that this Agreement may not be used as evidence in any subsequent proceeding of any kind except one in which one of the parties alleges a breach of the terms of this Agreement or the Waivers and Releases of Claims or one in which one of the parties elects to use this Agreement as a defense to any claim.

XIII.	ENTIRE AGREEMENT

This Agreement, together with the Waivers and Releases of Claims, constitutes the entire agreement between the parties concerning the terms and conditions of your separation of employment from RMR and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the parties, except for any indemnification agreements as noted above, any applicable equity agreements and the Mutual Agreement to Resolve Disputes and Arbitrate Claims effective April 16, 2012, all of which remain in full force and effect. You agree that RMR has not made any warranties, representations, or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.

XIV.	No Oral Modification

Any amendments to this Agreement shall be in writing and signed by you and an authorized representative of RMR.

XV.	Severability

In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or an arbitrator or arbitration panel to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

XVI.	Governing Law, JURISDICTION AND SUCCESSOR AND ASSIGNS

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to any conflict of law principles, and shall be binding upon and inure to the benefit of you and your heirs, successors, and beneficiaries, and RMR and its agents, affiliates, representatives, successors, and assigns. If you die before receiving the payments stated herein, the remaining payments will be made to your spouse. If your spouse is not alive at the time, the remaining payments will be made to your estate.

The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims.

XVII.    Voluntary Act

By signing this Agreement, you acknowledge and agree that you are doing so knowingly and voluntarily in order to receive the payments and benefits provided for herein. By signing this Agreement, you represent that you fully understand your right to review all aspects of this Agreement, that you have carefully read and fully understand all the provisions of this Agreement, that you had an opportunity to ask questions and consult with an attorney of your choice before signing this Agreement; and that you are freely, knowingly, and voluntarily entering into this Agreement.

If you determine to accept this Agreement, understand it, and consent to it, please sign in the space provided below and return a copy so signed to us.

Very truly yours,

/s/ Eileen Kiley
Eileen Kiley
Senior Vice President & Chief Human Resources Officer

AGREED TO AND ACCEPTED:

/s/ David J. Hegarty
David J. Hegarty

Dated: March 29, 2018

Exhibit A

Waiver and Release of Claims

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge The RMR Group Inc. and The RMR Group LLC (together, “RMR”), Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust, Tremont Mortgage Trust, Industrial Logistics Properties Trust, Five Star Senior Living Inc. and TravelCenters of America LLC and any other companies managed by RMR from time to time, and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates - hereinafter referred to as the “Releasees” - or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys’ fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by RMR; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 (“ADA”), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers’ compensation benefits.

Nothing in this Waiver and Release of Claims shall affect the EEOC’s rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the “NLRB”), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with RMR.

Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of RMR to make any such reports or disclosures and you are not required to notify RMR that you have made such reports or disclosures. Further, notwithstanding anything to the contrary in this Waiver and Release of Claims, you are not releasing your rights or claims to vested benefits, your rights or claims to indemnification and defense, and your rights or claims in the letter, dated March __, 2018 between you and RMR (the “Letter Agreement”) and any relevant plan documents. Finally, RMR agrees not to contest any application for unemployment benefits you file after your Retirement Date.

You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that RMR gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the retirement payments and benefits provided in the Letter Agreement, this Waiver and Release of Claims must be signed and returned to Eileen Kiley, at RMR, at Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, ekiley@rmrgroup.com, on, and not before, April 30, 2018. Nothing in this Waiver and Release of Claims constitutes a waiver any rights you have under the Letter Agreement.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Eileen Kiley, at RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the retirement payments and benefits set forth in Section I.F. of the Letter Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the benefits set forth in Section I.F. of the Letter Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and RMR if I do not revoke my acceptance within seven (7) days.

David J. Hegarty

Dated:

Exhibit B

Waiver and Release of Claims

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge The RMR Group Inc. and The RMR Group LLC (together, “RMR”), Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust, Tremont Mortgage Trust, Industrial Logistics Properties Trust, Five Star Senior Living Inc. and TravelCenters of America LLC and any other companies managed by RMR from time to time, and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates - hereinafter referred to as the “Releasees” - or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys’ fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by RMR; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 (“ADA”), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers’ compensation benefits.

Nothing in this Waiver and Release of Claims shall affect the EEOC’s rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the “NLRB”), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with RMR.

Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of RMR to make any such reports or disclosures and you are not required to notify RMR that you have made such reports or disclosures. Further, notwithstanding anything to the contrary in this Waiver and Release of Claims, you are not releasing your rights or claims to vested benefits, your rights or claims to indemnification and defense, and your rights or claims in the letter, dated March __, 2018 between you and RMR (the “Letter Agreement”) and any relevant plan documents. Finally, RMR agrees not to contest any application for unemployment benefits you file after your Retirement Date.

You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that RMR gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the retirement payments and benefits provided in the Letter Agreement, this Waiver and Release of Claims must be signed and returned to Eileen Kiley, at RMR, at Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, ekiley@rmrgroup.com, on, and not before, the last day of your employment with RMR. Nothing in this Waiver and Release of Claims constitutes a waiver any rights you have under the Letter Agreement.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Eileen Kiley, at RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the retirement payments and benefits set forth in Section I.F. of the Letter Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the benefits set forth in Section I.F. of the Letter Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and RMR if I do not revoke my acceptance within seven (7) days.

__________________________________
David J. Hegarty

Dated:

EXHIBIT C
[Letter of Reference]

[RMR Stationery]

To Whom It May Concern:

The purpose of this note is to introduce David J. Hegarty.

The RMR Group LLC ("RMR") is an alternative asset manager founded in 1986. David Hegarty worked for RMR and its predecessor company from 1987 until 2018. For the last 15 years, David reported directly to me, with his responsibilities focused on all healthcare real estate acquisitions, dispositions and asset management activities at RMR.

When David started with the Company, RMR managed one publicly traded real estate investment trust, or REIT, which was focused upon buying and operating nursing homes and rehabilitation facilities. Since then, RMR has grown into an alternative asset management company with, as of December 31, 2017, over $30 billion of assets under management, including $8.7 billion of senior living communities, medical office buildings, biotech research buildings and wellness centers. David has been a highly respected leader and a key contributor to the development and success of RMR.

Throughout our long association, I have had high regard for David’s dedication, hard work and honesty. I would strongly recommend David to any organization that desires to add a key player to its senior management or Board. I am also available to discuss David further by telephone if desired.

Very truly yours,

__________________________________
Adam Portnoy
President and Chief Executive Officer